SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 20, 2000



                        First Entertainment Holding Corp.
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             (Exact name of registrant as specified in its charter)



              Nevada                      0-15435             84-0974303
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           (State or other jurisdiction (Commission File (IRS Employer of incorporation) Number) Identification No.)



                   5495 Marion Street, Denver, Colorado 80216
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (303) 382-1500
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



Item 5. Other Events.
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     The Company does not have sufficient cash funds available with which to pay payroll, operating, consulting, general and administrative, and other expenses. In the past, the Company has been able to issue shares of its common stock in order to pay certain of these expenses. However, the Company does not have available any remaining authorized and unissued shares to issue to pay these expenses. The Company has scheduled a meeting of its shareholders on December 27, 2000 at which it will request shareholder approval to increase the number of shares of authorized common stock from 50,000,000 to 250,000,000. If the shareholders approve this increase, of which there is no assurance, it is anticipated that a portion of the increased authorized capital stock will be used to pay certain of the Company's expenses. However, there is no assurance that the Company will be able to utilize common stock to pay any expenses or that the Company otherwise will have sufficient cash or other resources to be able to sustain its operations.

         As of December 18, 2000, an aggregate of 48,844,156 shares of the Registrant's $.008 par value common stock were issued and outstanding.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 20, 2000                    FIRST ENTERTAINMENT HOLDING CORP.



                                       By: /s/ Howard B. Stern
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                                        Howard B. Stern, Chief Executive Officer